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                                                                    EXHIBIT 3.29

                               COMPANIES ACT 1985


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                        PRIVATE COMPANY LIMITED BY SHARES
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                            MEMORANDUM OF ASSOCIATION
            (Adopted by written resolution passed on 5 January 2005)


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                          NOVELIS EUROPE HOLDINGS LTD

                                                               MACFARLANES

                                                               24 MAY 2005

                                                                  FILED
                                                               CRO LONDON


1        The Company's name is NOVELIS EUROPE HOLDINGS LTD.

2        The Company's registered office is to be situated in England and Wales.

3        The Company's objects are:

3.1 To carry on the business of a holding company and to acquire by purchase, exchange, subscription or otherwise and to hold the whole or any part of the shares, stock, debenture stock, loan stock, bonds, obligations, securities, property, rights, privileges or other interests of or in any company, corporation, firm or undertaking carrying on business of any kind whatsoever in any part of the world and to enter into, assist or participate in financial, commercial, mercantile, industrial and other transactions undertakings and businesses of every description and to carry on, develop and extend the same or sell, dispose of or otherwise turn the same to account, and to manage, conduct, supervise, control and co-ordinate the activities, businesses, operations or affairs of any company, corporation or firm in which the Company is for the time being interested and to co-ordinate the policy and administration of any companies of which the Company is a member or which are in any manner controlled by or connected or associated with the Company.

3.2 To carry on any other business which may seem to the Company capable of being conveniently carried on in connection with any business of the Company or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or assets.

3.3 To acquire and take over the whole or any part of the business, property and liabilities of any company or person carrying on any business which the Company is authorised to carry on, or possessed of any property or assets suitable for the purposes of the Company.


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3.4      To purchase, take on lease or in exchange, hire or otherwise acquire any real or personal property, patents, licences, rights or privileges which the Company may think necessary or convenient for the purposes of its business, and to construct, maintain and alter any buildings or works necessary or convenient for the purposes of the Company.

3.5 To pay for any property or assets acquired by the Company either in cash or fully or partly paid shares or by the issue of securities or obligations or partly in one mode and partly in another and generally on such terms as may be determined.

3.6 To borrow or raise or secure the payment of money in such manner and upon such terms as the Company may think fit, and for any of such purposes to mortgage or charge the undertaking and all or any part of the property and rights of the Company, both present and future including uncalled capital, and to create and issue redeemable debentures or debenture stock, bonds or other obligations.

3.7 To give indemnities and/or stand surety for or guarantee, support or secure the performance of all or any of the obligations of any person, firm or company whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future, including its uncalled capital or by both such methods; and, in particular, but without prejudice to the generality of the foregoing, to guarantee, support or secure whether by personal covenant or by any such mortgage, charge or lien as aforesaid or by both such methods the performance of all or any of the obligations (including the repayment or payment of the principal and premium and interest on any securities) of any company which is for the time being the Company's holding company (as defined by Companies Act 1985 section 736) or another subsidiary (as defined by that section) of any such holding company or a subsidiary (as defined by that section) of the Company.

3.8 To lend and advance money or give credit on any terms and with or without security to any person, firm or company (including, without prejudice to the generality of the foregoing, any holding company, subsidiary or fellow subsidiary of, or any other company associated in any way with, the Company).

3.9 To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined and to hold or otherwise deal with any investments made.

3.10 To issue and deposit any securities which the Company has power to issue by way of mortgage to secure any sum less than the nominal amount of such securities, and also by way of security for the performance of any contracts or obligations of the Company or of its customers or of any other person or company having dealings with the Company, or in whose business or undertaking the Company is interested.

3.11 To establish and maintain, or procure the establishment and maintenance of, any non-contributory or contributory pension or superannuation funds for the benefit of, and to give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is a subsidiary of the Company or is allied to or associated with the Company, or any such subsidiary or of any



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         company which is a predecessor in business of the Company or of any such other company as aforesaid, or any persons who are or were at any time directors or officers of the Company, or of any such other company as aforesaid, and the spouses, widows, widowers, families and dependants of any such persons, and also to establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or advance the interests and well being of the Company or of any such other company as aforesaid, or of any such persons as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid, and to subscribe or guarantee money for any charitable or benevolent object or for any exhibition or for any public, general or useful object, and to do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid.

3.12 To enter into any partnership or arrangement in the nature of a partnership, cooperation or union of interests, with any person or company engaged or interested or about to become engaged or interested in the carrying on or conduct of any business which the Company is authorised to carry on or conduct or from which the Company would, or might derive any benefit, whether direct or indirect.

3.13 To establish or promote, or join in the establishment or promotion of, any other company whose objects shall include the taking over of any of the assets and liabilities of the Company, or the promotion of which shall be calculated to advance its interests, and to acquire and hold any shares, securities or obligations of any such company.

3.14     To amalgamate with any other company.

3.15 To sell or dispose of the undertaking, property and assets of the Company or any part thereof, in such manner and for such consideration as the Company may think fit, and in particular for shares (fully or partly paid up), debentures, debenture stock, securities or obligations of any other company, whether promoted by the Company for the purpose or not, and to improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with all or any part of the property and assets of the Company.

3.16 To distribute any of the Company's property or assets among the members in specie.

3.17 To cause the Company to be registered or recognised in any foreign country.

3.18 To do all or any of the above things in any part of the world, and either as principal, agent, trustee or otherwise, and either alone or in conjunction with others, and by or through agents, subcontractors, trustees or otherwise.

3.19 To do all such other things as are incidental or the Company may think conducive to the attainment of the above objects or any of them.

         And it is hereby declared that the word 'company' in this Clause, except where used in reference to this Company, shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether domiciled in the United Kingdom or elsewhere, and that the intention is that each of the objects specified in each paragraph of this Clause shall, except where



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         otherwise expressed in such paragraph, be an independent main object and not be limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.

4        The liability of the members is limited.

5        The Company's share capital is L100 divided into 100
         ordinary shares of L1 each.(12)




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(1)      By a written resolution dated 23 December 2004 the share capital of the
Company was increased to L144,929,000 divided into 144,928,900 Preferred Shares of L1.00 each and 100 Ordinary Shares of L1.00 each.

(2) By a written resolution dated 11 May 2005 the share capital of the Company was increased to L304,929,000 divided into 160,000,100 ordinary shares of L1.00 each and 144,928,900 Preferred Shares of L1.00 each


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